SCHEDULE 13G

CUSIP No. 909839 10 2	Page 9 of 9 Pages

EXHIBIT A

AGREEMENT FOR JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree that the Schedule 13G being filed with the Securities and Exchange Commission to report their beneficial ownership of more than 5% of the common shares of United Community Financial Corp., an Ohio corporation, shall be, and is, filed on behalf of each of the undersigned.

FIRST BANKERS TRUST SERVICES, INC.

Date: February 9, 2012	By:	/s/ Linda Shultz
Name: Linda Shultz
Title: Trust Officer

UNITED COMMUNITY FINANCIAL CORP.
EMPLOYEE STOCK OWNERSHIP PLAN

By: First Bankers Trust Services, Inc., Trustee

Date: February 9, 2012	By:	/s/ Linda Shultz
Name: Linda Shultz
Title: Trust Officer